December 8, 2004

Amendment to the Employment Agreement, dated as of October 14, 2004 ("Employment Agreement") between Everest Reinsurance (Bermuda), Ltd. ("Company") and Mark de Saram.

Paragraph 5 of the Employment Agreement is amended to provide that the monthly Housing Allowance shall be U.S. $12,500.

In addition, your compensation for services to the Company during the term of your employment shall be paid in both U.S. Dollars and Great Britain Pounds according to the following schedule: 1) fifty percent (50%) of your salary will be paid in U.S. Dollars and fifty percent (50%) in Great Britain Pounds, in accordance with the normal payroll schedule of Everest Reinsurance (Bermuda), Ltd; 2) payments in lieu of your participation in the Bermuda Savings Plan shall be made in Great Britain Pounds; 3) any cash bonuses awarded to you under the Everest Re Group, Ltd Annual Incentive Plan shall be paid in U.S. Dollars.

/s/ THOMAS J. GALLAGHER ——————————————— Thomas J. Gallagher Deputy Chairman
December 8, 2004 ——————————————— Date

CONFIRMED AND ACCEPTED:
/s/ MARK DE SARAM ——————————————— Mr. Mark de Saram
December 8, 2004 ——————————————— Date